UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, the Company announced the promotion of Eric N. Berg, age 63, to Senior Vice President and Chief Financial Officer effective as of March 25, 2022. Prior to his promotion, Mr. Berg was the Company’s Senior Vice President. On January 27, 2022, effective January 31, 2022, the Company and Mr. Berg entered into an employment agreement (the “Employment Agreement”).

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.1 to this Report.

Base Salary.  The Executive’s initial annual base salary is $275,000 (“Base Salary”).  However, the Base Salary may be renegotiated each year by the Company and the Executive. However, the Executive nor the Company has any obligation to agree to an increase or decrease in the Base Salary.

Bonus.  The Executive will be eligible for an annual bonus of 0-100% of his current Base Salary, which will be determined based upon achievement of performance goals set by the Chief Executive Officer of the Company annually at or near the beginning of each calendar year; with a target bonus of 50% of the Base Salary (the “Target Bonus”). For the 2022 performance year, the Executive will be paid a minimum annual bonus of $150,000. The Company, in the discretion of the Chief Executive Officer, may have the Company pay a pro-rata Target Bonus if the Executive is not employed at the end of a calendar year, except that if his employment ceases due to death or disability, a pro-rata target bonus must be paid.

Equity Compensation.  Upon his employment, the Executive was granted a stock option for 20,000 shares of the Company’s voting common stock with an exercise price of $20.16 which was the fair market value as of the date of grant. The option vests in equal installments on the second and fourth anniversaries of the effective date of the Employment Agreement subject to the Executive’s continuous employment with the Company and such option expires 10 years from the date of grant.

Benefits.  The Company will provide the Executive retirement and other benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. The Company or the Executive may terminate the Agreement prior to the expiration of its initial term (January 27, 2022 to January 27, 2024) at any time upon written notice. The initial term automatically extends for additional one-year periods unless either party gives notice not to renew at least 90 days prior to the ed of the initial or any renewal term.

Effect of Termination; Severance.

In the event of voluntary resignation of employment by the Executive without Good Reason (as defined below) or in connection with his retirement, the Executive shall be entitled to payment of his Base Salary for a period of 12 months following his resignation and shall be paid any earned but unpaid Target Bonus for the prior year; provided, that the Executive is in compliance with the non-compete provisions of the Employment Agreement.

In the event of a termination of employment due to (i) death, (ii) permanent disability, (iii) by the Company for Good Cause (as defined below), or (iv) by the Executive with Good Reason (as defined below), the Executive will be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits and unreimbursed business expenses.

In addition to the foregoing, if (i) the Company terminates the Executive’s employment except for death, permanent disability or for Good Cause, or (ii) the Executive terminates his employment for Good Reason (a “Qualifying Termination”), then:

(a)	Other than in connection with a Change of Control (as defined below) and provided that the Executive executes and does not revoke the release attached as an exhibit to the Employment Agreement (the “Release”), the Company will (i) pay the Executive, on a quarterly basis, his Base Salary and Target Bonus for 12 months following his termination, (ii) fully vest all of his outstanding stock options and equity awards and (iii) to the extent the Executive elects to continue health coverage under our health plan under COBRA, reimburse him for premiums he pays to extend the coverage for up to 18 months following his termination; provided, however, that the reimbursement will cease if he obtains other employment that offers group health benefits; and

(b)	With respect to a Qualifying Termination that occurs within 12 months following a Change of Control Event and provided the Executive executes and does not revoke the Release, the Company will (i) pay the Executive in a lump sum an amount equal to two times his Base Salary and Target Bonus, (ii) fully vest all of his outstanding stock options and equity awards and (iii) to the extent the Executive elects to continue health coverage under our health plan under COBRA, reimburse him for the premiums he pays to extend such coverage for up to 18 months following his termination; provided, however, that such reimbursement shall cease if he obtains other employment that offers group health benefits.

Non-Competition. During his employment with the Company and for a period of 12 months thereafter, the Executive may not directly or indirectly compete with the Company within the United States.

Clawbacks.  The Executive’s incentive compensation will be subject to clawback regulations in effect under applicable law or applicable stock exchange listing standards.

“Good Cause” generally includes (subject to certain cure provisions):

(i)            the Executive willfully engaged in acts or omissions determined to constitute fraud, breach of fiduciary duty or intentional wrongdoing;

(ii)            the Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty;

(iii)            the Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on the Executive’s ability to carry out his duties under the Employment Agreement or on the reputation or activities of the Company;

(iv)            the Executive habitually abuses alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of the Executive’s duties and responsibilities to the Company;

(v)            the Executive materially breaches the terms of any agreement between the Executive and the Company relating to the Executive’s employment;

(vi)            the Executive engages in acts or omissions constituting gross negligence by Executive in the performance (or non-performance) of his duties; or

(vii)            the Executive fails to comply with any material directive of the Chief Executive Officer of the Company consistent with the position of Chief Financial Officer and such failure remains uncured for more than 30 days following receipt by the Executive of written notice from the Company specifying the nature of the failure and demanding cure thereof.

“Good Reason” generally means (subject to certain cure provisions):

(i)            the diminution of any duties, responsibilities, and authorities inconsistent in any respect with the Executive’s position as a Chief Financial Officer;

(ii)            any failure by the Company to comply with any of the compensation provisions of the Employment Agreement (except for isolated, insubstantial and inadvertent failure not occurring in bad faith and which are remedied by the Company);

(iii)            the Company materially breaches the terms of any agreement between the Executive and the Employer relating to the Executive’s employment, or materially fails to satisfy the conditions and requirements of the Employment Agreement; or

(iv)            a resignation by the Executive for any reason within ninety (90) days after a Change in Control Event. A “Change in Control Event” means:

(a)            Any transaction in which shares of voting securities of the Company represent more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company;

(b)            The merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction ceasing to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger or consolidation; or

(c)            The sale of all or substantially all of the Company’s assets unless those persons or entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale continue to beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power after the sale.

Prior to Mr. Berg’s employment with the Company, he spent 23 years on Wall Street as an equity research analyst following the insurance industry. Working at such firms as Lehman Brothers, RBC Capital Markets, and Barclays Capital, Mr. Berg was awarded the designation as an All-Star analyst by Institutional Investor magazine 15 times and served twice as an Associate Director of Research. He was recently the CFO of Aviva India, a New Delhi-based insurer and asset manager. He is a CFA charterholder and holder of the CFA Institute’s Certificate in Investment Performance designation. He is also active in numerous professional groups, including the CFA Society of New York and the Society of Actuaries. He earned a Bachelor of Science degree in Economics from The Wharton School at the University of Pennsylvania and his MBA from the Stanford Graduate School of Business.

Item 8.01	Other Events

On March 25, 2022, the Company issued a press release announcing the appointment of Mr. Berg as the Senior Vice President and Chief Financial Officer of the Company. A copy of the Company’s March 25, 2022 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(c) The following exhibits are filed as a part of this Report:

Exhibit No.	Description
10.1	Executive Employment Agreement Between Eric N. Berg and Midwest Holding Inc. dated January 26, 2022.

99.1	Press Release dated March 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer

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